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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

ROJO Pipeline, Inc. (Texas Corporation)
EXCO Investment I, LLC (Delaware Limited Liability Company)
EXCO Investment II, LLC (Delaware Limited Liability Company)
EXCO Operating, LP (Delaware Limited Partnership)
North Coast Energy, Inc. (Delaware Corporation)
North Coast Energy Eastern, Inc. (Delaware Corporation)
Pinestone Resources, LLC (Delaware Limited Liability Company)
Addison Energy Inc. (Alberta Corporation) (as of February 10, 2005, Addison Energy Inc. is no longer one of our subsidiaries.)

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT